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                                      EXHIBIT 23.1 CONSENT OF GRANT THORNTON LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated February 4, 2000, accompanying the financial statements and schedule included in the Annual Report of AppliedTheory Corporation on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statement of AppliedTheory Corporation on Form S-8 (File No. 333-83177, effective July 19,
1999).

                                          /s/ GRANT THORNTON LLP
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New York, New York
March 24, 2000